EXHIBIT 11.0

                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

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                                                                                     Three months ended
                                                                                       September 30,
                                                                                   ---------------------
                                                                                   1997             1996
                                                                                   ----             ----

                                                                          (In thousands, except per share amount)


Net Income.............................................................         $ 4,741           $(1,404)
                                                                                 ------            -------

Weighted average common shares outstanding.............................           8,225             8,372

Common stock equivalents due to dilutive
      effect of stock option...........................................             749                --
                                                                                 ------           -------

Total weighted average common shares and
      equivalents outstanding..........................................           8,974             8,372
                                                                                 ======            ======

Earnings per common and common
      share equivalents................................................        $   0.53           $ (0.17)
                                                                                 ======            =======

Total weighted average common shares and
      equivalents outstanding..........................................           8,974             8,372

Additional  dilutive  shares using  ending  period  market value versus  average market value for the period when utilizing the treasury
      stock method regarding stock options.............................              49                --
                                                                                -------            ------

Total shares for fully dilutive earnings per share.....................           9,023             8,372
                                                                                 ======            ======

Fully diluted earnings per common and
      common share equivalents.........................................       $    0.53           $ (0.17)
                                                                                =======            =======

                                                                 20

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